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IAMGOLD CORPORATION

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that an annual and a special meeting (the "Meeting") of the shareholders of IAMGold Corporation (the "Corporation") will be held at The TSX Conference Centre, The Exchange Tower, 130 King Street West, Toronto, Ontario on Monday, May 16, 2005, at 4:00 p.m. (Toronto time) for the following purposes:

1.
to receive and consider the annual report of management to the shareholders and the audited consolidated financial statements of the Corporation for the year ended December 31, 2004 and the report of the auditors thereon;

2.
to consider and, if deemed appropriate, to pass, with or without variation, a resolution approving the increase in the number of common shares of the Corporation which may be issued pursuant to the share option plan comprising part of the share incentive plan of the Corporation;

3.
to consider and, if deemed appropriate, to pass, with or without variation, a resolution confirming the repeal of the existing general by-law of the Corporation and the adoption of a new general by-law of the Corporation;

4.
to elect directors of the Corporation for the ensuing year;

5.
to appoint KPMG LLP, Chartered Accountants, as auditors of the Corporation for the ensuing year and to authorize the directors to fix their remuneration; and

6.
to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        Particulars of the foregoing matters are set forth in the accompanying management information circular. Only shareholders of record at the close of business on April 1, 2005 are entitled to receive notice of the Meeting and any adjournment or postponement thereof.

        Shareholders who are unable to be present in person at the Meeting are requested to complete, date, sign and return, in the envelope provided for that purpose, the enclosed form of proxy. In order to be voted, proxies must be received by IAMGold Corporation, c/o its registrar and transfer agent, Computershare Trust Company of Canada, by no later than 5:00 p.m. (Toronto time) on May 12, 2005 or, in the case of any adjournment or postponement of the Meeting, by no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time for the adjourned or postponed Meeting.

        DATED at Toronto, Ontario as of this 4th day of April, 2005.

BY ORDER OF THE BOARD
(Signed) "Joseph F. Conway"
JOSEPH F. CONWAY President and Chief Executive Officer

IAMGOLD CORPORATION

MANAGEMENT INFORMATION CIRCULAR

GENERAL PROXY INFORMATION

Solicitation of Proxies

        The information contained in this management information Circular (this "Circular") is furnished in connection with the solicitation of proxies to be used at the annual and a special meeting (the "Meeting") of the shareholders of the IAMGold Corporation (the "Corporation") to be held at The TSX Conference Centre, The Exchange Tower, 130 King Street West Toronto, Ontario on Monday, May 16, 2005 at 4:00 p.m. (Toronto time), for the purposes set out in the accompanying notice of the Meeting (the "Notice of Meeting").

        It is expected that the solicitation of proxies for the Meeting will be made primarily by mail, however, directors, officers and employees of the Corporation may also solicit proxies by telephone, telecopier or in person in respect of the Meeting. The solicitation of proxies for the Meeting is being made by or on behalf of the directors and management of the Corporation and the Corporation will bear the costs of the solicitation of proxies for the Meeting. In addition, the Corporation will reimburse brokers and nominees for their reasonable expenses in forwarding proxies and accompanying materials to beneficial owners of the common shares of the Corporation (the "Common Shares").

Voting by Proxies

        Enclosed with this Circular is a form of proxy. The persons named in the enclosed form of proxy are officers and/or directors of the Corporation. A shareholder of the Corporation may appoint a person (who need not be a shareholder of the Corporation) other than the persons already named in the enclosed form of proxy to represent such shareholder of the Corporation at the Meeting by striking out the printed names of such persons and inserting the name of such other person in the blank space provided therein for that purpose. In order to be valid, a proxy must be received by Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1, no later than 5:00 p.m. (Toronto time) on May 12, 2005 or, in the event of an adjournment or postponement of the Meeting, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the adjourned or postponed Meeting.

        In order to be effective, a form of proxy must be executed by a shareholder exactly as his or her name appears on the register of shareholders of the Corporation. Additional execution instructions are set out in the notes to the form of proxy. The proxy must also be dated where indicated. If the date is not completed, the proxy will be deemed to be dated on the day on which it was mailed to shareholders.

        The management representatives designated in the enclosed form of proxy will vote the Common Shares in respect of which they are appointed proxy in accordance with the instructions of the shareholder as indicated on the proxy and, if the shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. In the absence of such direction, such Common Shares will be voted by the management representatives named in such form of proxy in favour of each of the matters referred to in the Notice of Meeting and will be voted by such representatives on all other matters which may come before the Meeting in their discretion.

        The enclosed form of proxy, when properly signed, confers discretionary voting authority on those persons designated therein with respect to amendments or variations to the matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Circular, management of the Corporation does not know of any such amendments, variations or other matters. However, if such amendments, variations or other matters which are not now known to management of the Corporation should properly come before the Meeting, the persons named in the enclosed form of proxy will be authorized to vote the Common Shares represented thereby in their discretion.

Non-Registered Shareholders

        Only registered shareholders of the Corporation, or the persons they appoint as their proxies, are entitled to attend and vote at the Meeting. However, in many cases, Common Shares beneficially owned by a person (a "Non-Registered Shareholder") are registered either:

  (a)
  in the name of an intermediary (an "Intermediary") with whom the Non-Registered Shareholder deals in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers, trustees or administrators of a self-administered registered retirement savings plan, registered retirement income fund, registered education savings plan and similar plans); or

  (b)
  in the name of a clearing agency (such as The Canadian Depository for Securities Limited, in Canada, and the Depositary Trust Company, in the United States) of which the Intermediary is a participant.

        In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Corporation has distributed copies of the Notice of Meeting, this Circular and its form of proxy (collectively the "Meeting Materials") to the Intermediaries and clearing agencies for onward distribution to Non-Registered Shareholders. Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless the Non-Registered Shareholders have waived the right to receive them. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either:

  (a)
  be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "voting instruction form") which the Intermediary must follow. Typically, the voting instruction form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the voting instruction form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label with a bar-code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

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  (b)
  be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Common Shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with Computershare Trust Company of Canada, 8th Floor, 100 University Avenue, Toronto, Ontario M1B 2Y4.

        In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the Common Shares they beneficially own. Should a Non-Registered Shareholder who receives either a voting instruction form or a form of proxy wish to attend the Meeting and vote in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the names of the persons named in the form of proxy and insert the Non-Registered Shareholder's (or such other person's) name in the blank space provided or, in the case of a voting instruction form, follow the directions indicated on the form. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediaries and their service companies, including those regarding when and where the voting instruction form or the proxy is to be delivered.

Revocation of Proxies

        A registered shareholder of the Corporation who has submitted a proxy may revoke it by: (a) depositing an instrument in writing signed by the registered shareholder or by an attorney authorized in writing or, if the registered shareholder is a corporation, by a duly authorized officer or attorney, either (i) at the registered office of the Corporation (5th Floor, 220 Bay Street, Toronto, Ontario M5J 2W4) at any time up to and including the last business day preceding the day of the Meeting, or (ii) with the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting; (b) transmitting, by telephonic or electronic means, a revocation that complies with (i) or (ii) above and that is signed by electronic signature provided that the means of electronic signature permit a reliable determination that the document was created or communicated by or on behalf of the registered shareholder or the attorney, as the case may be; or (c) in any other manner permitted by law.

        A Non-Registered Shareholder who has submitted a proxy may revoke it by contacting the Intermediary through which the Non-Registered Shareholder's Common Shares are held and following the instructions of the Intermediary respecting the revocation of proxies.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Description of Share Capital and Quorum

        The Corporation is authorized to issue an unlimited number of Common Shares. Each Common Share entitles the holder of record thereof to one vote per Common Share at all meetings of the shareholders of the Corporation. As at the close of business on April 1, 2005, there were 146,116,102 Common Shares outstanding. The presence of two persons entitled to vote thereat, either as shareholders or proxyholders, and holding or representing more than ten per cent of the Common Shares entitled to vote thereat will constitute a quorum for the Meeting.

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Record Date

        The directors of the Corporation have fixed April 1, 2005 as the record date for the determination of the shareholders entitled to receive notice of the Meeting. Shareholders of the Corporation of record at the close of business on April 1, 2005 will be entitled to vote at the Meeting and at all adjournments or postponements thereof.

Ownership of Securities of the Corporation

        As at April 1, 2005 to the knowledge of the directors and officers of the Corporation, no person or company beneficially owned, directly or indirectly, or exercised control or direction over, more than ten per cent of the votes attached to all of the Common Shares then outstanding.

BUSINESS OF THE MEETING

Election of Directors

        At the Meeting, shareholders of the Corporation will be asked to elect nine directors for the ensuing year. Each director so elected will hold office until the close of the next annual meeting of the shareholders of the Corporation following his election or until his successor is elected or appointed. The persons named in the enclosed form of proxy intend to vote for the election of the nominees whose names are set forth below, unless the shareholder of the Corporation who has given such proxy has directed that the Common Shares represented by such proxy be withheld from voting in respect of the election of directors of the Corporation. Management of the Corporation does not contemplate that any of the nominees will be unable to serve as a director of the Corporation for the ensuing year; however, if that should occur for any reason at or prior to the Meeting or any adjournment or postponement thereof, the persons named in the enclosed form of proxy have the right to vote the proxy for the election of the remaining nominees and may vote in their discretion for the election of any person or persons in place of any nominees unable to serve.

        The following table sets forth the name, municipality of residence and principal occupation or employment of, year they first became a director of the Corporation and number of Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by, each nominee for election as a director of the Corporation. Information as to the number of Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised by the nominees for election as directors of the Corporation is in each case based upon information furnished by the respective nominee and is as at April 1, 2005.

Name and Municipality of Residence	Principal Occupation or Employment	Year First Became a Director of the Corporation	Number of Common Shares Beneficially Owned, Directly or Indirectly, or Over which Control or Direction is Exercised
WILLIAM D. PUGLIESE(3) Aurora, Ontario	Chairman of the Corporation	1990	10,587,529	(4)
JOHN A. BOULTBEE(1)(13) Toronto, Ontario	Executive Vice President and Chief Financial Officer The Ravelston Corporation Limited	1994	5,000	(5)

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DEREK BULLOCK(1)(3) Bobcaygeon, Ontario	President, Delitova Corporation (mining and mineral resources consulting company)	1994	18,382	(6)
DONALD K. CHARTER(2)(3) Toronto, Ontario	Chairman and Chief Executive Officer, Dundee Securities Corporation (investment dealer), and Executive Vice President, Dundee Wealth Management Inc. and Dundee Bancorp Inc. (investment management companies)	2003	2,800	(7)
JOSEPH F. CONWAY Toronto, Ontario	President and Chief Executive Officer of the Corporation	2003	142,766	(8)
W, ROBERT DENGLER(14) Aurora, Ontario	Professional Engineer; Vice-Chairman, Dynatec Corporation	2005		(9)
STEPHEN FREEDHOFF(1)(15) Toronto, Ontario	Chartered Accountant; Self-employed Financial Planner and consultant	2005		(10)
MAHENDRA NAIK(1)(2) Markham, Ontario	President and Chief Executive Officer, Yellow Online Inc. (publishing and on-line directory company)	2000	251,909	(11)
ROBERT A. QUARTERMAIN(2)(3) Vancouver, British Columbia	President, Silver Standard Resources Inc. (resource company)	2003	70,000	(12)

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Corporate Governance Committee.

(4)
Mr. Pugliese also holds options to purchase 470,000 Common Shares pursuant to the share option plan comprising part of the share incentive plan of the Corporation.

(5)
Mr. Boultbee also holds options to purchase 90,000 Common Shares pursuant to the share option plan comprising part of the share incentive plan of the Corporation.

(6)
Mr. Bullock also holds options to purchase 90,000 Common Shares pursuant to the share option plan comprising part of the share incentive plan of the Corporation.

(7)
Mr. Charter also holds options to purchase 138,000 Common Shares pursuant to the share option plan comprising part of the share incentive plan of the Corporation.

(8)
Mr. Conway also holds options to purchase 720,000 Common Shares pursuant to the share option plan comprising part of the share incentive plan of the Corporation and is entitled to be issued an aggregate of 6,652 Common Shares over a two year period under the share bonus plan pursuant to a restricted share award granted to Mr. Conway.

(9)
Mr. Dengler also holds options to purchase 50,000 Common Shares pursuant to the share option plan comprising part of the share incentive plan of the Corporation.

(10)
Mr. Freedhoff also holds options to purchase 50,000 Common Shares pursuant to the share option plan comprising part of the share incentive plan of the Corporation.

(11)
Mr. Naik also holds options to purchase 490,000 Common Shares pursuant to the share option plan comprising part of the share incentive plan of the Corporation.

(12)
Mr. Quartermain also holds options to purchase 134,000 Common Shares pursuant to the share option plan comprising part of the share incentive plan of the Corporation.

(13)
Mr. Boultbee is a director of Argus Corporation Limited and was a director of Hollinger Inc. until November 18, 2004. Both of those companies have been, and continue to be, the subject of management and insider cease trade orders since respectively June 3 and June 1, 2004 resulting from the inability of those companies to file financial statements because of the failure of their United States publicly-traded subsidiary, Hollinger International Inc., to file its financial statements.

(14)
Mr. Dengler was appointed as a director of the Corporation on April 1, 2005.

(15)
Mr. Freedhoff was appointed as a director of the Corporation on April 1, 2005.

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        The Corporation does not have an executive committee.

        During the past five years, each of the foregoing individuals has held his present principal occupation or a similar position with his present employer or its predecessors or affiliates except for: Mr. Pugliese who, prior to January 2003, was Chief Executive Officer of the Corporation; Mr. Boultbee who, prior to November 2004, was Executive Vice President of Hollinger Inc., a publishing company; Mr. Conway who, prior to January 2003, was President and Chief Executive Officer of Repadre Capital Corporation ("Repadre") (a mining company); Mr. Dengler who prior to 2005 was President and Chief Executive Officer of Dynatec Corporation; and Mr. Naik who, prior to January 2000, was Chief Financial Officer of the Corporation.

Appointment of Auditors

        Unless authority to do so is withheld, the persons named in the accompanying proxy intend to vote for the appointment of KPMG LLP, Chartered Accountants, as auditors of the Corporation until the close of the next annual meeting of shareholders or until its successor is appointed and to authorize the directors to fix their remuneration. KPMG LLP has been the auditor of the Corporation since June 18, 1998.

        For the year ended December 31, 2004, the Corporation paid KPMG LLP total fees of $630,200. These fees consisted of $284,400 for audit fees, $32,400 for tax-related services, and $313,400 for audit-related fees mostly in respect of proposed transactions with Wheaton River Minerals Ltd. and Gold Fields Limited.

Approval to Increase Number of Common Shares Issuable Under the Share Incentive Plan

        At the Meeting, it is proposed that the shareholders of the Corporation approve an amendment to the share incentive plan of the Corporation (the "Share Incentive Plan") to increase the maximum number of Common Shares which may be reserved for issue thereunder. The Share Incentive Plan consists of a share purchase plan (the "Share Purchase Plan"), a share bonus plan (the "Share Bonus Plan") and a share option plan (the "Share Option Plan"). Further information regarding the Share Incentive Plan is set out below under the subheading "Share Incentive Plan".

        Currently, a maximum of 750,000 Common Shares may be issued under the Share Purchase Plan, a maximum of 600,000 Common Shares may be issued under the Share Bonus Plan and a maximum of 9,250,000 Common Shares may be issued under the Share Option Plan, resulting in a maximum of 10,600,000 Common Shares being issuable under the Share Incentive Plan, representing approximately 7.3 per cent of the outstanding Common Shares as at April 1, 2005. No Common Shares have been issued under the Share Purchase Plan. Restricted share awards have been granted to certain officers of the Corporation entitling them to be issued an aggregate of 22,172 Common Shares under the Share Bonus Plan over a three year period of which, 7,390 Common Shares were issued on March 8, 2005. In addition, under the terms of the arrangement between the Corporation, a wholly-owned subsidiary of the Corporation and Repadre which became effective on January 7, 2003, an aggregate of 2,712,000 Common Shares were reserved for issue upon the exercise of options held by former directors, officers and employees of Repadre (the "Repadre Options").

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        As at April 1, 2005, an aggregate of 3,412,833 Common Shares were issuable upon the exercise of outstanding options granted to insiders of the Corporation pursuant to the Share Option Plan and an aggregate of 821,000 Common Shares were issuable upon the exercise of outstanding Repadre Options held by insiders of the Corporation. During the 12 month period from April 1, 2004 to April 1, 2005, insiders of the Corporation exercised options to acquire an aggregate of 291,534 Common Shares pursuant to the Share Option Plan and exercised Repadre Options to acquire an aggregate of 114,000 Common Shares. As at April 1, 2005, an aggregate of 259,228 options were available to be granted under the Share Option Plan.

        At the Meeting, shareholders of the Corporation will be asked to consider and, if deemed appropriate, to pass, with or without variation, a resolution, authorizing an amendment to the Share Incentive Plan to increase the maximum number of Common Shares which may be issued under the Share Option Plan by 4,000,000 Common Shares to 13,250,000 Common Shares (the "Share Incentive Plan Amendment") resulting in a maximum of 14,600,000 Common Shares being issuable under the Share Incentive Plan. Including the options granted under the Share Option Plan and the Repadre Options exercised by insiders of the Corporation during the 12 month period from April 1, 2004 to April 1, 2005 and the 22,172 Common Shares issued under the Share Bonus Plan, the Share Incentive Plan Amendment would result in an aggregate of 10,248,595 Common Shares being issuable to insiders of the Corporation under the Share Incentive Plan and the Repadre Options, representing approximately 7.0 per cent of the outstanding Common Shares as at April 1, 2005.

        The Share Incentive Plan is considered to be an important element of the Corporation's compensation policy which assists in attracting and retaining talented personnel in a competitive global environment. The amendment to the Share Incentive Plan is considered appropriate in order to ensure the continued availability of awards thereunder in the future and to provide for flexibility in the share compensation arrangements which may be extended by the Corporation.

        The directors of the Corporation unanimously recommend that shareholders of the Corporation vote in favour of the resolution approving the Share Incentive Plan Amendment at the Meeting. To be effective, the resolution approving the Share Incentive Plan Amendment must be approved by a majority of the votes cast thereon by shareholders of the Corporation present in person or represented by proxy at the Meeting. Unless otherwise indicated in the accompanying form of proxy, the management representatives designated as proxyholders in the accompanying form of proxy will vote the Common Shares represented by such form of proxy in favour of the resolution.

Approval of the New General By-Law

        At the Meeting, shareholders of the Corporation will be asked to consider and, if deemed appropriate, to pass, with or without variation, a resolution, the full text of which is set out in schedule A to this Circular (the "By-Law Resolution") confirming the repeal of the existing general by-law of the Corporation and the adoption of a new general by-law of the Corporation, the full text of which is set out in appendix 1 to schedule A of this Circular. The new general by-law has been proposed for adoption in order to incorporate in the general by-law of the Corporation provisions consistent with recent amendments to the Canada Business Corporations Act including, among other things, provisions relating to residency requirements relating to directors, the holding of meetings of the directors and shareholders of the Corporation by electronic means, as well as relating to the voting at meetings of shareholders of the Corporation by electronic means.

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        The directors of the Corporation unanimously recommend that shareholders of the Corporation vote in favour of the By-Law Resolution at the Meeting. To be effective, the By-Law Resolution must be approved by a majority of the votes cast thereon by the holders of Common Shares present in person or represented by proxy at the Meeting. Unless otherwise indicated in the accompanying form of proxy, the management representatives designated as proxyholders in the accompanying form of proxy will vote the Common Shares represented by such form of proxy in favour of the By-Law Resolution.

STATEMENT OF EXECUTIVE COMPENSATION

Executive Compensation

        The following table sets forth all annual and long-term compensation for services in all capacities rendered to the Corporation and its subsidiaries for the financial years ended December 31, 2004, 2003 and 2002 in respect of each of the individuals who were, as at December 31, 2004, the Chief Executive Officer of the Corporation, the Chief Financial Officer of the Corporation and the three other most highly compensated executive officers of the Corporation (collectively the "Named Executive Officers").

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary (Cdn$)	Bonus (Cdn$)	Other Annual Compensation(1) (Cdn$)		Securities under Options Granted(2) (#)	Shares Subject to Resale Restrictions (#)		All Other Compensation (Cdn$)
Joseph F. Conway(3) President and Chief Executive Officer	2004 2003 2002	500,000 475,000 —	175,000 190,000 —	21,132 30,475 —	(4) (4)	100,000 300,000 —	— 90,000 —	(5)	— — —
Grant A. Edey(3) Chief Financial Officer	2004 2003 2002	275,000 250,000 —	148,000 155,000 —	10,511 9,381 —		75,000 — —	— 55,000 —	(5)	— — —
Larry E. Phillips Vice President, Corporate Affairs and Corporate Secretary	2004 2003 2002	250,000 205,000 185,000	133,000 132,500 175,000	11,157 9,293 3,214		75,000 — 50,000	— 32,500 —	(5)	— — —
Paul B. Olmsted(3) Vice President, Corporate Development	2004 2003 2002	230,000 205,000 —	139,000 122,500 —	10,985 10,277 —		75,000 100,000 —	— 22,500 —	(5)	— — —
Dennis Jones Vice President, Exploration	2004 2003 2002	230,000 205,000 185,000	70,000 85,000 50,000	11,167 9,435 —		75,000 — 50,000	— — —		— — —

(1)
Includes taxable benefits.

(2)
Options granted under the Share Incentive Plan.

(3)
Effective January 7, 2003, Mr. Conway was appointed President and Chief Executive Officer, Mr. Edey was appointed Chief Financial Officer and Mr. Olmsted was appointed Vice President, Corporate Development, of the Corporation.

(4)
Includes imputed interest benefit on an employee loan from the Corporation of between 2% and 4% pursuant to applicable regulations.

(5)
Represents the value, calculated using Cdn$9.02 per Common Share, of Common Shares to be issued to the Named Executive Officer in the future pursuant to a restricted share award under the Share Bonus Plan. One-third of the Common Shares issuable under such award will be issued on each of the first, second and third anniversaries of the award.

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Share Incentive Plan

        The Corporation has established the Share Incentive Plan for the benefit of full-time and part-time employees, directors and officers of the Corporation and affiliated companies (and persons or companies engaged to provide ongoing management or consulting services to the foregoing) which may be designated from time to time by the directors of the Corporation. The Share Incentive Plan consists of the Share Purchase Plan, the Share Bonus Plan and the Share Option Plan. The following is a summary of the Share Incentive Plan.

        The directors of the Corporation (or a designated committee thereof) may from time to time, in their absolute discretion, amend the provisions of the Share Incentive Plan or any options granted pursuant to the Share Incentive Plan, provided that any amendment to the provisions of the Share Incentive Plan or to any options granted pursuant to the Share Incentive Plan which would:

  (a)
  materially increase the benefits under the Share Incentive Plan or any options granted pursuant to the Share Incentive Plan,

  (b)
  increase the number of Common Shares (subject to certain exceptions contained in the Share Incentive Plan) which may be issued pursuant to the Share Incentive Plan, or

  (c)
  materially modify the requirements as to eligibility for participation in the Share Incentive Plan,

will only be effective upon such amendment being approved by the shareholders of the Corporation if required by the applicable stock exchange or any other regulatory authority having jurisdiction over the securities of the Corporation. In addition, any amendment to a provision of the Share Incentive Plan or any options granted pursuant to the Share Incentive Plan will be subject to approval, if required, by the applicable stock exchange or any other regulatory authority having jurisdiction over the securities of the Corporation.

        No rights under the Share Incentive Plan and no option awarded pursuant to the provisions of the Share Incentive Plan are assignable or transferable by any participant other than pursuant to a will or by the laws of descent and distribution.

Share Purchase Plan

        Subject to the requirements of the Share Purchase Plan, the directors of the Corporation have the authority to select those employees and members of management of the Corporation and designated affiliates who may participate in the Share Purchase Plan. The Corporation will match the participant's contribution, which cannot exceed ten per cent of the participant's basic annual remuneration, on a quarterly basis and each participant will then be issued Common Shares having a value equal to the aggregate amount contributed to the Share Purchase Plan by the participant and the Corporation. The purchase price per share will be the weighted average price of the Common Shares on the Toronto Stock Exchange (the "TSX") for the calendar quarter in respect of which the Common Shares are issued. Such Common Shares will be delivered to participants 12 months following their date of issue.

        If a participant ceases to be employed by, or provide services to, the Corporation or any designated affiliate of the Corporation for any reason or receives notice from the Corporation of the termination of his or her contract of employment:

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  (a)
  the participant will, effective upon the earlier of such cessation and the receipt of such notice, automatically cease to be entitled to participate in the Share Purchase Plan;

  (b)
  any portion of the participant's contribution then held in trust for the participant will be paid to the participant or the estate of the participant;

  (c)
  any portion of the Corporation's contribution then held in trust for the participant will be paid to the Corporation; and

  (d)
  any Common Shares then held in safekeeping for the participant will, subject to the provisions of the Share Incentive Plan in the case of retirement, disability or death, and subject to the provisions of the Canada Business Corporations Act, remain in safekeeping until the expiry of the restricted period as may be required by law or the applicable stock exchange or any other regulatory authority having jurisdiction over the securities of the Corporation.

        A maximum of 750,000 Common Shares may be issued under the Share Purchase Plan representing less than one per cent of the number of Common Shares outstanding as at April 1, 2005. For the financial year ended December 31, 2004, no Common Shares were issued pursuant to the Share Purchase Plan and to date the directors of the Corporation have not designated any employees eligible to participate under the Share Purchase Plan.

Share Bonus Plan

        The Share Bonus Plan permits Common Shares to be issued as a discretionary bonus to employees and management of the Corporation and designated affiliates. A maximum equal to the lesser of 600,000 Common Shares and one per cent of the number of Common Shares outstanding from time to time may be issued under the Share Bonus Plan. No Common Shares were issued pursuant to the Share Purchase Plan in respect of the financial year of the Corporation ended December 31, 2004. In respect of the financial year of the Corporation ended December 31, 2003, the Corporation granted on March 9, 2004 restricted share awards to Messrs. Conway, Edey, Phillips and Olmsted entitling such individuals to be issued an aggregate of 22,172 Common Shares over a three-year period under the provisions of the Share Bonus Plan. One-third of such Common Shares will be issued on each of the first, second and third anniversaries of the restricted share award grant.

Share Option Plan

        The Share Option Plan provides for the grant of non-transferable options for the purchase of Common Shares to eligible participants. Subject to the requirements of the Share Option Plan, the directors of the Corporation have the authority to select those eligible participants to whom options will be granted, the number of Common Shares subject to options which may be granted and the price at which Common Shares may be purchased pursuant to the exercise of options. It is the policy of the directors of the Corporation that the directors will not receive annual option grants.

        Subject to the provisions of the Share Option Plan, no option granted under the Share Option Plan may be exercised unless the optionee at the time of exercise thereof is:

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  (a)
  in the case of an eligible employee, an officer of the Corporation or a designated affiliate of the Corporation or in the employment of the Corporation or a designated affiliate of the Corporation and has been continuously an officer or so employed since the date of the grant of such option, provided, however, that a leave of absence with the approval of the Corporation or such designated affiliate of the Corporation will not be considered an interruption of employment for the purposes of the Share Option Plan;

  (b)
  in the case of an eligible director who is not also an eligible employee, a director of the Corporation or a designated affiliate of the Corporation and has been such a director continuously since the date of the grant of such option; and

  (c)
  in the case of any other eligible participant, engaged, directly or indirectly, in providing ongoing management or consulting services for the Corporation or a designated affiliate of the Corporation and has been so engaged since the date of the grant of such option.

        The exercise price for purchasing Common Shares cannot be less than the closing price of the Common Shares on the TSX on the last trading day immediately preceding the date of grant of the option. Each option, unless sooner terminated pursuant to the provisions of the Share Option Plan, will expire on a date to be determined by the directors of the Corporation at the time the option is granted, which date will not be later than 10 years from the date the option was granted. Each option becomes exercisable, as to 33 1/3% of the Common Shares subject to such option, on a cumulative basis at the end of each of the first, second and third years following the date of grant. The total number of Common Shares that may be issued under the Share Option Plan cannot exceed 9,250,000 Common Shares. In addition, the aggregate number of Common Shares at any time available for issue to any one person cannot exceed five per cent of the number of Common Shares then outstanding.

        If an optionee (i) ceases to be a director of the Corporation and of the designated affiliates of the Corporation (and is not or does not continue to be an employee thereof) for any reason (other than death), or (ii) ceases to be employed by, or provide services to, the Corporation or the designated affiliates of the Corporation (and is not or does not continue to be a director or officer thereof), or any corporation engaged to provide services to the Corporation or the designated affiliates of the Corporation, for any reason (other than death) or receives notice from the Corporation or any designated affiliate of the Corporation of the termination of his or her employment contract, except as otherwise provided in any employment contract, such participant will have 60 days from the date of such termination or cessation, as the case may be, to exercise his or her options to the extent that such optionee was entitled to exercise such options at the date of such termination or cessation. Notwithstanding the foregoing or any employment contract, in no event will such right extend beyond the term of the option.

        On May 15, 2003, in accordance with the terms of the Share Incentive Plan, the directors of the Corporation amended the Share Option Plan to eliminate share appreciation rights for optionees. An optionee was previously entitled to terminate an option, in whole or in part, and, in lieu of receiving the Common Shares to which the terminated option related, to receive that number of Common Shares having an equivalent value to the terminated option. The TSX did not require that shareholders of the Corporation approve such amendment to the Share Option Plan.

11

        If a take-over bid (within the meaning of the Securities Act (Ontario)) is made for the Common Shares, then the directors of the Corporation may permit all outstanding options to become immediately exercisable in order to permit Common Shares issuable under such options to be tendered to such bid.

        As a result of the exercise of options and the resulting issue of Common Shares, the number of Common Shares now reserved for issue under the Share Option Plan is 4,880,061 Common Shares, representing approximately 3.34 per cent of the outstanding Common Shares as at April 1, 2005. The number of options currently outstanding is 4,620,833 representing approximately 3.16 percent of the outstanding Common Shares as at April 1, 2005, leaving 259,228 potential options remaining to be granted under the Share Option Plan.

Former Repadre Options

        Effective January 7, 2003 an aggregate of 2,712,000 Common Shares were reserved for issue upon the exercise of Repadre Options. From January 7, 2003 to April 1, 2005, 1,812,999 Common Shares have been issued upon the exercise of Repadre Options, leaving 899,001 Common Shares issuable upon the exercise of outstanding Repadre Options.

Option Grants During the Most Recently Completed Financial Year ended December 31, 2004

        The following table sets forth information regarding options granted under the Share Option Plan during the financial year of the Corporation ended December 31, 2004 to the Named Executive Officers.

Name	Securities under Options Granted	Percentage of Total Options Granted to Employees in the Financial Year	Exercise or Base Price (Cdn$/share)	Market Value of Securities Underlying Options at the Date of Grant(1) ($/share)	Expiration Date
Joseph F. Conway	100,000	14.7	9.02	9.02	March 8, 2009
Grant A. Edey	75,000	11.0	9.02	9.02	March 8, 2009
Paul B. Omsted	75,000	11.0	9.02	9.02	March 8, 2009
Dennis Jones	75,000	11.0	9.02	9.02	March 8, 2009
Larry E. Phillips	75,000	11.0	9.02	9.02	March 8, 2009

(1)
Based on the closing price of the Common Shares on the TSX on the date of the grant of the options, being March 8, 2004.

12

Aggregated Option Exercises During the Most Recently Completed Financial Year and Financial Year-End Option Values

        The following table sets forth certain information regarding all exercises of stock options during the financial year ended December 31, 2004 by each of the Named Executive Officers and the value of unexercised options held by the Named Executive Officers as at December 31, 2004 on an aggregate basis.

Name	Number of Securities Acquired on Exercise	Aggregate Value Realized (Cdn$)	Number of Unexercised Options at December 31, 2003 Exercisable/Unexercisable	Value of Unexercised in-the-money Options at December 31, 2003(1) Exercisable/Unexercisable (Cdn$)
Joseph F. Conway	100,000	393,000	496,000/300,000	2,235,460/82,000
Grant A. Edey	18,667	138,112	200,000/75,000	767,000/—
Paul B. Olmsted	30,000	235,163	139,333/141,667	471,914/11,000
Dennis Jones	—	—	263,333/91,667	777,300/27,333
Larry E. Phillips	—	—	514,066/91,667	1,318,123/11,000

(1)
Based on the closing price of the Common Shares on the TSX on December 31, 2004 of Cdn. $8.01

Indebtedness of Management

        The following table sets forth all indebtedness to the Corporation or any of its subsidiaries of each individual who is, or at any time during the financial year ended December 31, 2004 was, a director, executive officer or senior officer of the Corporation and was indebted to the Corporation or any of its subsidiaries. As at April 1, 2005, the aggregate amount of indebtedness owing to the Corporation and its subsidiaries by all officers, directors, employees and former officers, directors and employees of the Corporation or any of its subsidiaries was Cdn$344,221.

Name and Principal Position	Involvement of the Corporation or Subsidiary	Largest Amount Outstanding During 2004		Amount Outstanding as at December 31, 2004		Amount Outstanding as at April 1, 2005		Financially Assisted Securities Purchases During 2004	Security for Indebtedness
Securities Purchase Program
Joseph F. Conway President, Chief Executive Officer(1)	Loan from the Corporation	Cdn$	344,221	Cdn$	344,221	Cdn$	344,221	—	95,200 Common Shares

(1)
Effective January 7, 2003, an outstanding share purchase loan from Repadre Capital Corporation to Mr. Conway in the amount of Cdn$694,221 was carried forward into the Corporation. During 2003, the amount of the loan was reduced to Cdn$344,221. The loan is non-interest bearing and is secured by, and only by, a pledge of 192,000 Common Shares (subsequently reduced to 95,220 Common Shares following the 2003 repayment). The loan is repayable on May 20, 2007 and in certain other instances, including upon the sale of the pledged shares, the resignation, termination or death of Mr. Conway or, at the discretion of the directors of the Corporation, with half the after-tax amount of any bonus paid to Mr. Conway by the Corporation. If the pledged shares are sold by Mr. Conway pursuant to a cash take-over or issuer bid or upon the resignation, termination or death of Mr. Conway or at maturity, and the after-tax proceeds are less than the outstanding indebtedness, the Corporation has agreed to pay Mr. Conway a bonus, retiring allowance or death benefit, as applicable, in an amount equal, on an after-tax basis, to such unpaid amount, which shall be used to repay the outstanding amount.

Other Compensation Matters

        Options to purchase an aggregate of 400,000 Common Shares were granted to the Named Executive Officers during the financial year ended December 31, 2004. Each option entitles the holder to acquire one Common Share at an exercise price of Cdn$9.02. In addition, restricted share awards were made to the Named Executive Officers during 2004 in respect of the financial year ended December 31, 2003 equal to an aggregate value of Cdn$200,000 as part of the bonus compensation to the Named Executive Officers. There are no pension benefits in place for the Named Executive Officers.

13

Management Agreements

        The Corporation has entered into management and employment agreements (collectively the "Management Agreements") with William D. Pugliese as Co-Chairman and Chief Executive Officer (now Chairman) of the Corporation, Joseph F. Conway as President and Chief Executive Officer of the Corporation, Grant A. Edey as Chief Financial Officer of the Corporation, Larry E. Phillips as Vice President, Corporate Affairs and Corporate Secretary of the Corporation, Paul B. Olmsted as Vice President, Corporate Development of the Corporation and Dennis Jones as Vice President, Exploration of the Corporation (collectively the "Key Executives"). Under the Management Agreements, for the 2005 financial year of the Corporation the base annual salary for Mr. Conway was fixed at Cdn$500,000, for Mr. Edey was fixed at Cdn$275,000, for Mr. Phillips was fixed at Cdn$250,000, for Messrs. Jones and Olmsted was fixed at Cdn$230,000, for Mr. Pugliese was fixed at Cdn$200,000. The Management Agreements contain provisions with respect to termination on death and disability as well as termination by the Corporation other than for cause, in which case remuneration equal to their base salary is to be paid to Messrs. Conway, Edey, Phillips, Jones and Olmsted for 24 months, and to Mr. Pugliese for 12 months following such termination and, in all cases, any outstanding stock options become fully exercisable.

        The Management Agreements (with the exception of the Management Agreement with Mr. Pugliese) also contain "change of control" provisions. These provisions provide that, under certain specified circumstances, a change in control of the Corporation is deemed to constitute termination of the applicable Key Executive by the Corporation other than for cause, unless waived by the Key Executive.

        The employment agreement of Tom Atkins, former Vice President of Investor Relations was terminated effective March 20, 2005. Mr. Atkins was paid severance in the amount of $47,500, representing three months of base salary.

Compensation of Directors

        For the financial year ended December 31, 2004, each director of the Corporation (other than Mr. Pugliese and Mr. Conway) received an annual fee of Cdn$12,000 together with Cdn$2,500 for each meeting of the directors or any committee thereof in which such director participated. Any such director who chaired a committee of the directors of the Corporation also received an annual fee of Cdn$3,000.

        The directors of the Corporation received an aggregate of Cdn$802,000 in remuneration in 2004.

14

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth, as of December 31, 2004, information concerning securities authorized for issue under equity compensation plans of the Corporation.

			Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights
		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights
Plan Category
	(a)	(b)	(c)
Equity compensation plans previously approved by securityholders	5,714,071(1)	5.79	434,229

(1)
Including 1,030,000 Common Shares to be issued upon the exercise of options held by former directors, officers and employees of Repadre Capital Corporation.

Directors' and Officers' Liability Insurance

        The Corporation has directors' and officers' liability insurance for the benefit of the directors and officers of the Corporation which provides coverage in the aggregate of Cdn$20 million for the period from April 1, 2004 to June 30, 2005. The deductible amount on the policy is Cdn$1,000,000 and the total premium for the period from April 1, 2004 to June 30, 2005 is Cdn$419,000 (Cdn$383,400 for the policy year April 1, 2003 to March 31, 2004).

Composition of the Compensation Committee

        The members of the compensation committee of the directors of the Corporation (the "Compensation Committee") for 2004 were Donald K. Charter (Chairman), Robert A. Quartermain and Mahendra Naik.

Compensation Committee Report on Executive Compensation

        The Corporation's executive compensation program is designed to provide both short and long-term rewards to the Named Executive Officers and other senior executives of the Corporation that are consistent with individual and corporate performance and their contribution to Corporation's objectives. This includes base salaries, cash bonuses, options granted pursuant to the Share Incentive Plan and benefits such as medical and dental insurance. Levels of compensation are established and maintained with the intent of attracting and retaining quality employees.

        The base salary for each executive of the Corporation is determined based on the individual's level of responsibility, the importance of the position to the Corporation and the individual's contribution to the Corporation's performance.

        During the year 2004, the Compensation Committee reviewed executive compensation, including base salaries, cash bonuses and share purchase options.

        As part of its review, the Compensation Committee conducted an analysis of executive compensation paid by a peer group of North American based gold mining companies. The Compensation Committee considered the comparative analysis together with the results achieved by the Corporation during the year relative to its corporate objectives.

15

        The Compensation Committee specifically reviewed the performance of the President and Chief Executive Officer of the Corporation based on a number of factors, including:

  •
  the development and implementation of a strategic business plan for the Corporation;

  •
  effectively managing and monitoring operating interests and exploration interests;

  •
  actively pursuing acquisition opportunities; and

  •
  the effective response to an unsolicited hostile bid and the negotiation of an alternate transaction.

        The Compensation Committee also considered the performance of the Corporation relative to its peers when deciding to recommend salary adjustments, bonuses and share purchase options for senior management of the Corporation. The Compensation Committee, in consultation with the President and Chief Executive Officer of the Corporation, developed a system of cash bonuses for executive management, including the President and Chief Executive Officer, based on a number of performance-based factors. These factors include corporate performance, including relative share price performance and earnings, as well as individual performance targets related to corporate objectives. The specific weighting of factors varies between executives and such factors are to be reviewed by the Compensation Committee annually.

        The foregoing report has been provided by the members of the Compensation Committee.

Donald K. Charter Robert A. Quartermain Mahendra Naik

16

Shareholder Return Performance Graph

        The following graph compares the yearly percentage change in the cumulative total shareholder return for Cdn$100 invested in Common Shares on December 31, 1999 against the cumulative total shareholder return of the S&P/TSX Composite Index and S&P/TSX Composite Precious Metals and Minerals Index for the five most recently completed financial years of the Corporation, assuming the reinvestment of all dividends.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

        Strong effective corporate governance practice has been a primary focus of the directors of the Corporation since the Corporation's inception. In January 2001, the corporate governance committee of the directors of the Corporation (the "Corporate Governance Committee") completed a thorough review of the Corporation's policies and practices. Existing practices were recorded and formal mandates for the three committees of the directors of the Corporation were adopted and published in the management information circular delivered to shareholders in respect of the annual meeting of shareholders in 2002. The directors of the Corporation also adopted formal policies with respect to composition and rotation of committees and conflict of interest guidelines. Those formal policies were reviewed during the 2004 year and updated appropriately.

        The directors of the Corporation are committed to maintaining the highest standard of corporate governance for the proper operation of the business of the Corporation and the effective protection of the interests of all shareholders.

        The directors of the Corporation, through the Corporate Governance Committee, are responsible for reviewing, on a regular basis, proposed changes to legislation, regulations and guidelines, as well as public commentary pertaining to corporate governance practices. The directors of the Corporation are of the view that the Corporation's standards of corporate governance continue to meet or exceed the governance guidelines of the TSX.

17

        The commitment to sound corporate governance extends beyond the directors of the Corporation to all management and employees of the Corporation. The principles of transparency, disclosure and integrity have been formalized in a code of business ethics for the entire organization and a charter of expectations for directors which clearly set out the expectations and responsibilities of directors and management with respect to good governance. The charter of expectations for directors addresses the expectation that an individual director will provide strategic direction, maintain independence, provide insight and work effectively with management and remain accountable to shareholders and investors.

        The Corporation's disclosure addressing each of the TSX's corporate governance guidelines is attached as schedule B to this Circular. This disclosure statement, including schedule B attached hereto, has been prepared and approved by the Corporate Governance Committee.

Report of the Corporate Governance Committee

        The Corporate Governance Committee for the 2004 year consisted of William D. Pugliese, (Chairman) Derek Bullock, Robert A. Quartermain and Donald K. Charter.

        During the year ended December 31, 2004, the Corporate Governance Committee:

  (a)
  reviewed the size and composition of the board of directors and considered the necessary expertise and experience for members of the board of directors to effectively discharge their responsibilities at the board and committee level;

  (b)
  reviewed the individual committee mandates and composition;

  (c)
  reviewed all contracts and arrangements with directors and related parties in the context of existing guidelines for conflicts of interest and independence;

  (d)
  recommended to the board of directors the eight nominees to stand for election as directors at the annual meeting of shareholders held in June 2004;

  (e)
  reviewed the governance requirements and guidelines arising from the listing of the Common Shares on the American Stock Exchange, in particular as a result of the Sarbanes-Oxley Act of 2002, requiring the development of internal audit and control systems during the 2004 calendar year;

  (f)
  developed and carried out a director assessment process;

  (g)
  reviewed the compensation for directors for the 2004 year; and

  (h)
  oversaw the creation of an Independent Committee to address issues arising out of the corporate transactions which arose during the year.

        The monitoring of corporate governance is a continuous process that requires the full commitment of all the directors of the Corporation. The Corporate Governance Committee will consider the evolving guidelines and recommendations in order to maintain the best practices for the Corporation and the shareholders of the Corporation.

        Submitted on behalf of the Corporate Governance Committee.

18

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

        Except as otherwise disclosed in this Circular, no transactions have been entered into since January 1, 2004 or are proposed to be entered into which have materially affected or will materially affect the Corporation or its subsidiary involving an informed person of the Corporation, a proposed nominee for election as a director of the Corporation or any associate or affiliate of any such informed person or proposed nominee.

ADDITIONAL INFORMATION

        Additional information relating to the Corporation may be found on SEDAR at www.sedar.com. Further financial information is provided in the comparative financial statements and management's discussion and analysis of the Corporation for its most recently completed financial year. The Corporation will provide any shareholder of the Corporation, without charge, upon request to the Secretary of the Corporation:

  (i)
  one copy of the current annual information form of the Corporation, together with one copy of any document, or the pertinent pages of any document, incorporated therein by reference;

  (ii)
  one copy of the comparative financial statements of the Corporation for the year ended December 31, 2004 together with the report of the auditor thereon; and

  (iii)
  one copy of the management's discussion and analysis of the Corporation for the year ended December 31, 2004.

APPROVAL

        The contents and the sending of the Circular to the shareholders of the Corporation have been approved by the directors of the Corporation.

        DATED at Toronto, Ontario this 4th day of April, 2005.

BY ORDER OF THE BOARD
/s/ "Joseph F. Conway"
JOSEPH F. CONWAY President and Chief Executive Officer

19

SCHEDULE A

BY-LAW RESOLUTION

BE IT RESOLVED THAT:

1.
the repeal of the general by-law of IAMGold Corporation (the "Corporation") adopted on October 17, 1994 be, and it hereby is, confirmed;

2.
the general by-law attached as appendix 1 to this resolution be, and it hereby is, confirmed as a by-law of the Corporation; and

3.
any one officer or any one director of the Corporation be, and each of them hereby is, authorized and empowered, acting for, in the name of and on behalf of the Corporation, to execute or to cause to be executed, under the seal of the Corporation or otherwise, and to deliver or to cause to be delivered, all such agreements and other documents, all in such form and containing such terms and conditions, as any one of them shall consider necessary or desirable in connection with, or in order to give effect to the intent of, the foregoing paragraphs of this resolution and shall approve, such approval to be conclusively evidenced by the execution thereof by the Corporation, and to do or to cause to be done all such other acts and things as any one of them shall consider necessary or desirable in connection with, or in order to give effect to the intent of, the foregoing paragraphs of this resolution.

APPENDIX 1
TO
SCHEDULE A
BY-LAW NUMBER ONE

A by-law relating generally to the
conduct of the business and affairs of
IAMGold Corporation

ii

iii

BY-LAW NUMBER ONE

ARTICLE ONE
DEFINITIONS AND INTERPRETATION

Section 1.01    Definitions

        In this by-law and all other by-laws of the Corporation, unless otherwise defined or the context otherwise requires:

  (a)
  "Act" means the Canada Business Corporations Act or any successor statute thereof, as amended from time to time, and, in the case of any successor statute thereof, any reference in any by-law of the Corporation to any provision of the Canada Business Corporations Act shall be read as a reference to the provision substituted therefor in the successor statute thereof, together with the regulations thereunder, as amended from time to time;

  (b)
  "board" or "directors" means the directors of the Corporation from time to time and includes the only director of the Corporation when the number of directors of the Corporation is one;

  (c)
  "by-laws" means all of the by-laws of the Corporation then in effect;

  (d)
  "Corporation" means IAMGold Corporation or any successor thereto;

  (e)
  "Director" means the Director appointed under the Act;

  (f)
  "holiday" means Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada) or any successor statute thereof, as amended from time to time;

  (g)
  "meeting of shareholders" includes an annual meeting of the shareholders of the Corporation, a special meeting of the shareholders of the Corporation and a meeting of the holders of any class or series of shares of the Corporation;

  (h)
  "person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, employee benefit plan and a natural person acting as a trustee, executor, administrator or other legal representative;

  (i)
  "recorded address" means, with respect to a single shareholder, his latest address as recorded in the securities register of the Corporation, with respect to joint shareholders, the first address appearing in the securities register of the Corporation in respect of the joint holding and, with respect to any other person, subject to the Act, his latest address as recorded in the records of the Corporation or otherwise known to the secretary, if any, of the Corporation;

  (j)
  "resident Canadian" has the meaning ascribed thereto in the Act; and

  (k)
  "signing officer" means, in relation to any contract or document (within the meaning of section 2.04 hereof), the person or persons authorized to sign such contract or document on behalf of the Corporation.

        Subject to the foregoing, words and terms in this by-law which are defined in the Act shall have the same meaning when used in this by-law and in all other by-laws of the Corporation as in the Act.

Section 1.02    Gender and Number

        Words importing the singular shall include the plural and vice-versa, words importing either gender or neuter shall include the masculine and feminine genders and neuter and headings in this by-law and in any other by-law of the Corporation are for convenience of reference only and shall not affect the interpretation of this by-law or any other by-law of the Corporation.

Section 1.03    Articles to Govern

        Notwithstanding any provision of this by-law or any other by-law of the Corporation, where any such provision herein or therein conflicts with any provision in the articles of the Corporation, such provision of the articles shall govern.

ARTICLE TWO
BUSINESS OF THE CORPORATION

Section 2.01    Registered Office

        The registered office of the Corporation shall be in the province of Canada specified in the articles of the Corporation. The place and address of the registered office shall be located at such address within the province of Canada specified in the articles of the Corporation and the directors may change the place and address of the registered office within the province of Canada specified in the articles of the Corporation from time to time.

Section 2.02    Seal

        The Corporation may have a corporate seal in such form as the directors may determine from time to time.

Section 2.03    Financial Year

        The financial year of the Corporation shall end on such day of the year as the directors may determine from time to time.

Section 2.04    Execution of Instruments

        Contracts or documents requiring execution by the Corporation may be signed, when only one person is elected or appointed as an officer and as the director of the Corporation, by that person and, when two or more persons are elected or appointed as an officer or as a director of the Corporation, by any one director or any one person holding the office of chairman or co-chairman of the board, managing director, president, chief executive officer, chief operating officer, chief financial officer, vice-president, general manager, secretary, treasurer, controller, assistant secretary, assistant treasurer or any other office the holder of which has been designated as a signing officer by the directors. All contracts or documents so signed shall be binding upon the Corporation without further authorization or formality.

        In addition, the directors may direct from time to time the manner in which and the person or persons by whom any particular contract or document or any class of contracts or documents may or shall be signed on behalf of the Corporation. Any officer or director of the Corporation may affix the corporate seal, if any, of the Corporation to any contract or document, and may certify a copy of any resolution or of any by-law or contract or document of the Corporation to be a true copy thereof. Subject to the provisions of this by-law relating to share certificates and to the Act, and if authorized by the directors, the corporate seal, if any, of the Corporation and the signature of any signing officer may be mechanically or electronically reproduced upon any contract or document of the Corporation. Any such facsimile signature shall bind the Corporation notwithstanding that any signing officer whose signature is so reproduced may have ceased to hold office at the date of delivery or issue of such contract or document.

        The term "contracts or documents" shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable, legal or equitable), agreements, releases, receipts and discharges for the payment of money, share certificates, certificates representing other securities, including warrants, and all other instruments in writing.

Section 2.05    Exercise of Voting Rights of Corporation

        Except as otherwise directed by the directors, the person or persons authorized to sign contracts or documents on behalf of the Corporation may execute and deliver instruments of proxy on behalf of the Corporation and may arrange for the issue of a voting certificate or other evidence of the right to exercise the voting rights attached to any securities held by the Corporation and any such instrument, certificate or other evidence shall be in favour of such person as may be determined by the signing officers. However, the directors may direct from time to time the manner in which and the person by whom any such particular voting rights may or shall be exercised.

Section 2.06    Banking Arrangements

        The banking business of the Corporation shall be transacted with such banks, trust companies or other person or persons as the directors may determine from time to time and all such banking business shall be transacted on behalf of the Corporation by such person or persons and to such extent as the directors may determine from time to time.

Section 2.07    Charging Power

        Without restricting any of the powers of the directors, whether derived from the Act or otherwise, the directors may from time to time, without the authorization of the shareholders of the Corporation:

  (a)
  borrow money upon the credit of the Corporation;

  (b)
  issue, reissue, sell or pledge debt obligations of the Corporation;

  (c)
  subject to the Act, give a guarantee on behalf of the Corporation to secure the performance of an obligation of any person; and

  (d)
  mortgage, hypothecate, pledge or otherwise create a security interest in all or any present or future, real or personal, immovable or movable, legal or equitable property of the Corporation (including, without limitation, book debts, rights, powers, franchises and undertakings) to secure any obligation of the Corporation.

        Subject to the Act, the directors may by resolution delegate any or all of the powers referred to above to a director, a committee of directors or an officer of the Corporation.

ARTICLE THREE
DIRECTORS

Section 3.01    Powers of the Board of Directors

        The directors shall manage, or supervise the management of, the business and affairs of the Corporation.

Section 3.02    Qualifications

        No person shall be a director if the person is not an individual, is less than 18 years of age, has the status of bankrupt or is of unsound mind and has been so found by a court in Canada or elsewhere. If required by the Act, at least 25 per cent of the directors shall be resident Canadians provided that when the required number of directors is less than four, only one need be a resident Canadian. Whenever the Corporation has an audit committee of the directors, a number of directors sufficient to form a majority of such committee shall not be officers or employees of the Corporation or of any affiliate of the Corporation.

Section 3.03    Number and Quorum of Directors

        The number of directors shall be the number from time to time fixed by the articles of the Corporation or the number from time to time determined within the range provided for in the articles of the Corporation by resolution of the shareholders of the Corporation. The number of directors from time to time required to constitute a quorum for the transaction of business at a meeting of the directors shall be 51 per cent of the number of directors so fixed or determined at that time (or, if that number is a fraction, the next larger whole number), provided that if the Corporation has fewer than three directors, all of the directors must be present at a meeting of the directors to constitute a quorum. Reference is made to section 3.08 and section 3.12 of this by-law.

Section 3.04    Election and Term

        Directors shall be elected to hold office for a term or terms expiring at the close of the first, second or third annual meeting of the shareholders of the Corporation following their election or when their successors are elected. The term of a director who is elected for a term that is not expressly otherwise stated shall expire at the close of the first annual meeting of the shareholders of the Corporation following his election or when his successor is elected. The incumbent directors shall continue in office until their successors are elected, unless their terms are earlier terminated. A director shall cease to hold office when he dies, resigns, is removed from the board or ceases to be qualified to be a director under the Act or when his successor is elected.

Section 3.05    Resignation

        A director may resign by delivering or sending his resignation in writing to the Corporation and such resignation shall be effective when it is received by the Corporation or at such time as may be specified in the resignation, whichever is later.

Section 3.06    Removal

        Subject to the Act, the shareholders of the Corporation entitled to elect a director may, by resolution at a meeting of the shareholders of the Corporation remove such director and may at the same meeting fill the vacancy created by such removal, failing which the vacancy may be filled by the remaining directors if a quorum of the directors remains in office.

Section 3.07    Statements

        A director who resigns or who learns of a meeting of the shareholders of the Corporation called for the purpose of removing him as a director or a meeting of the shareholders of the Corporation or of the directors at which another person is to be elected or appointed a director in his place may submit to the Corporation a written statement giving the reason or reasons for his resignation or the reasons why he opposes the proposed action. The secretary or another officer of the Corporation shall send, or cause to be sent, a copy of such statement to every shareholder of the Corporation entitled to receive notice of meetings of shareholders of the Corporation and, if required by the Act, to the Director, unless the statement is included or attached to a management proxy circular required by the Act.

Section 3.08    Vacancies

        Notwithstanding vacancies but subject to the Act, the remaining directors may exercise all of the powers of the directors as long as a quorum of the directors remains in office. Subject to the articles of the Corporation, any vacancy in the directors among directors whose election is not the exclusive right of the holders of any class or series of shares of the Corporation may be filled for the remainder of the unexpired term by:

  (a)
  the shareholders of the Corporation at a special meeting of the shareholders of the Corporation called for that purpose; or

  (b)
  the remaining directors, unless (i) there is no quorum of the directors, (ii) the vacancy results from a failure to elect the number of directors required to be elected at any meeting of shareholders, (iii) the vacancy results from an increase in the number or maximum number of directors fixed by the articles of the Corporation, or (iv) the articles of the Corporation provide that the directors may determine the number of directors within the range provided for in the articles of the Corporation and the number of directors in office after the filling of the vacancy would be greater than one and one-third times the number of directors required to be elected at the last annual meeting of the shareholders of the Corporation; in any of which events the directors then in office shall forthwith call a special meeting of the shareholders of the Corporation to fill the vacancy and, if they fail to call such a meeting or if there are no directors then in office, the meeting may be called by any shareholder of the Corporation.

Section 3.09    Place and Calling of Meetings

        Meetings of the directors shall be held from time to time at such places within or outside Canada (or by such communications facilities as are permitted by the Act) on such days and at such times as the chairman of the board, the managing director, the president if a director, any vice-president who is a director, any two directors or any other officer designated by the directors may determine from time to time, and the secretary or another officer of the Corporation shall give notice of any such meeting when directed by the person calling the meeting.

Section 3.10    Notice

        Notice of the time and of the place or manner of participation for every meeting of the directors shall be sent to each director not less than 24 hours (excluding Saturdays and holidays) before the time of the meeting; provided always that a director may in any manner and at any time waive notice of a meeting of the directors and attendance of a director at a meeting of the directors shall constitute a waiver of notice of the meeting except when the director attends the meeting for the express purpose of objecting to the transaction of any business thereat on the grounds that the meeting is not lawfully called and provided further that meetings of directors may be held at any time without notice if all of the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business thereat on the grounds that the meeting is not lawfully called) or if all of the absent directors waive notice thereof either before or after the date of such meeting. A meeting of the directors may resume without further notice following an adjournment if the time and place for resuming the meeting are announced at the meeting prior to the adjournment. Reference is made to article ten of this by-law.

Section 3.11    Regular Meetings

        The directors may appoint a day or days in any month or months for regular meetings of the directors to be held at a place or by communications facilities and at an hour to be named. A copy of any resolution of the directors fixing the time and place or manner of participation for such regular meetings shall be sent to each director forthwith after being passed and to each director elected or appointed thereafter, but no other notice shall be required for any such regular meeting of the directors.

Section 3.12    Canadian Presence

        No business, other than the filling of a vacancy among the directors, shall be transacted at a meeting of the directors unless 25 per cent of the directors present are resident Canadians, except as permitted by the Act or where a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facilities the business transacted at the meeting and the required number of resident Canadian directors would have been present had that director been present at the meeting.

Section 3.13    Meetings by Telephonic, Electronic or Other Communication Facility

        If all of the directors present at or participating in the meeting consent (which consent may be given at any time, either before or after the meeting, and either in writing or verbally), a meeting of the directors or any committee thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and each director participating in such a meeting by such means shall be deemed to be present at the meeting.

Section 3.14    Chairman

        The chairman of the board or, if there is more than one chairman of the board, any of the co-chairmen of the board or, in his or their absence, the managing director or, in his absence, the president if a director or, in the absence of all of them or in the event that the directors otherwise so determine, such director as is designated by the directors, shall be the chairman of any meeting of the directors. If no such person is present, the directors present shall choose one of them to be the chairman of the meeting.

Section 3.15    Voting

        At all meetings of the directors every matter shall be decided by a majority of the votes cast on the matter. In case of an equality of votes, the chairman of the meeting shall not be entitled to a casting vote.

Section 3.16    Signed Resolutions

        Notwithstanding any provision of this by-law, but subject to the Act, when there is a quorum of directors in office, a resolution in writing signed by all of the directors entitled to vote thereon at a meeting of the directors or of any committee thereof is as valid as if passed at a meeting. Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.

Section 3.17    Remuneration

        Directors may be paid such remuneration for acting as directors and such amounts in respect of their out-of-pocket expenses incurred in performing their duties as the directors may determine from time to time. The directors may also award special remuneration to any director undertaking any special services on behalf of the directors or the Corporation other than services ordinarily required of a director. Any remuneration or expenses so payable shall be in addition to any other amount payable to any director acting in another capacity.

ARTICLE FOUR
COMMITTEES OF THE DIRECTORS

Section 4.01    Audit Committee

        The board may, and when required by the Act shall, appoint an audit committee composed of such number of directors, being not less than three, as the board may determine from time to time. If required by the Act, at least 25 per cent of the members of the audit committee shall be resident Canadians and a majority of the members of the audit committee shall not be officers or employees of the Corporation or of any affiliate of the Corporation. The audit committee shall review the financial statements of the Corporation and report thereon to the directors before such financial statements are approved by the directors as required by the Act, and may exercise any other powers lawfully delegated to such committee by the directors.

Section 4.02    Other Committees

        In addition to the audit committee, the board may, from time to time, appoint directors to one or more committees which, if required by the Act, shall be constituted by members at least 25 per cent of which are resident Canadians. Each committee may exercise those powers lawfully delegated to such committee by the directors or as provided by the Act.

Section 4.03    Procedure

        The members of each committee shall hold office while directors at the pleasure of the directors or until their successors shall have been appointed. The board may fill any vacancy in a committee from among the directors. Unless otherwise determined by the directors, the members of each committee may fix the quorum for, elect the chairman of, and adopt rules to regulate the proceedings of, such committee. Subject to the foregoing, the proceedings of each committee shall be governed by the provisions of this by-law which govern proceedings of the directors so far as such provisions can apply except that a meeting of a committee may be called by any member thereof (or by any member or the auditor in the case of the audit committee), notice of any such meeting shall be given to each member of the committee (or each member and the auditor in the case of the audit committee) and the meeting shall be chaired by the chairman of the committee or, in his absence, some other member of the committee. Each committee shall keep records of the proceedings of such committee and shall report all such proceedings to the board in a timely manner.

ARTICLE FIVE
OFFICERS

Section 5.01    Appointment of Officers

        From time to time the directors may appoint a chairman of the board, one or more co-chairmen of the board, a vice-chairman of the board, a managing director who shall be a resident Canadian, a president, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice-presidents (to which title may be added words indicating seniority or function), one or more general managers (to which title may be added words indicating seniority or function), a secretary, a treasurer, a controller and such other officers as the directors may determine from time to time, including one or more assistants to any of the officers so appointed. One person may hold more than one office.

Section 5.02    Appointment of Non-Officers

        The directors may also appoint other persons to serve the Corporation in such other positions and with such titles, powers and duties as the directors may determine from time to time.

Section 5.03    Terms of Employment

        The directors may settle from time to time the terms of employment of the officers and other persons appointed by the directors and may remove at the pleasure of the directors any such person without prejudice to his rights, if any, to compensation under any employment contract. Otherwise, each such officer and person shall hold his office or position until he resigns or ceases to be qualified to hold his office or position or until his successor is appointed.

Section 5.04    Powers and Duties of Officers

        The directors may from time to time specify the duties of each officer, delegate to such officer the power to manage any business or affairs of the Corporation (including the power to sub-delegate) and change such duties and power all insofar as not prohibited by the Act. To the extent not otherwise so specified or delegated, and subject to the Act, the duties and powers of the officers of the Corporation shall be those usually pertaining to their respective offices.

Section 5.05    Agents and Attorneys

        The directors or any officer of the Corporation designated by the directors may from time to time appoint agents or attorneys for the Corporation within or outside of Canada with such lawful powers (including the power to sub-delegate) as may be thought appropriate.

Section 5.06    Incentive Plans

        For the purpose of enabling the directors, officers and employees of the Corporation and affiliates of the Corporation to participate in the growth of the business of the Corporation and to provide an effective incentive to such directors officers and employees, the directors may establish such plans (including share option plans, share purchase plans, share bonus plans, deferred share plans and other share incentive plans) and make such rules and regulations with respect thereto, and make such changes in such plans, rules and regulations, as the directors may deem advisable from time to time. From time to time the directors (or if provided by the plan a committee of the directors) may designate the directors, officers and employees of the Corporation and affiliates of the Corporation entitled to participate in any such plan. For the purposes of any such plan, but subject to the provisions of the plan, the Corporation may provide such financial assistance by means of a loan guarantee or otherwise to directors, officers and employees of the Corporation or of the affiliates of the Corporation as is permitted by the Act.

ARTICLE SIX
CONDUCT OF DIRECTORS AND OFFICERS AND INDEMNITY

Section 6.01    Standard of Care

        Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Section 6.02    Disclosure of Interest

        A director or officer of the Corporation who is a party to, is a director or officer of, or has a material interest in, another person who is a party to, a material contract or transaction (in either case a "Conflict of Interest Transaction"), whether proposed or made, with the Corporation shall, in accordance with the Act, disclose in writing to the Corporation or request to have entered in the minutes of meetings of the directors or of meetings of committees of directors, the nature and extent of his interest in the Conflict of Interest Transaction. Except as permitted by the Act, a director so interested shall not vote on any motion to approve the Conflict of Interest Transaction. A general notice to the directors by a director or officer of the Corporation declaring that he is a director or officer of, or has a material interest in, a person and is to be regarded as interested in any contract made or transaction entered into with that person is a sufficient disclosure of interest in relation to any Conflict of Interest Transaction with that person.

Section 6.03    Effect of Disclosure

        Where the Corporation enters into a Conflict of Interest Transaction, a director or officer is not accountable to the Corporation or the shareholders of the Corporation for any profit or gain realized from the Conflict of Interest Transaction and the Conflict of Interest Transaction is neither void nor voidable, by reason only of that relationship (or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the Conflict of Interest Transaction), if the director or officer disclosed his interest therein in the manner prescribed by the Act, the directors approved the Conflict of Interest Transaction and the Conflict of Interest Transaction was reasonable and fair to the Corporation at the time it was approved. Notwithstanding the foregoing, a director or officer of the Corporation, acting honestly and in good faith, is not accountable to the Corporation or to the shareholders of the Corporation for any profit or gain realized from any Conflict of Interest Transaction and the Conflict of Interest Transaction is not void or voidable by reason only of the interest of the director or officer of the Corporation therein, if (a) the Conflict of Interest Transaction was approved or confirmed by special resolution at a meeting of the shareholders of the Corporation, (b) disclosure of the interest of the director or officer of the Corporation in the Conflict of Interest Transaction was made to the shareholders of the Corporation in a manner sufficient to indicate its nature before the Conflict of Interest Transaction was approved or confirmed, and (c) the Conflict of Interest Transaction was reasonable and fair to the Corporation at the time it was approved or confirmed. Nothing in this section 6.03 shall be construed as an affirmative statement that, in any particular situation or situations, a director or officer of the Corporation shall be accountable to the Corporation or the shareholders of the Corporation for any profit or gain realized from a Conflict of Interest Transaction or that a Conflict of Interest Transaction is void or voidable due to a failure of the officer or director to comply with the procedures set forth in this section 6.03.

Section 6.04    Indemnity

        Subject to the limitations contained in the Act, the Corporation shall indemnify and hold harmless a director or officer, a former director or officer, or an individual who acts or acted at the request of the Corporation as a director or officer or in a similar capacity of another entity, and each of their respective heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding to which the individual is made a party by reason of being or having been a director or officer of the Corporation or at the request of the Corporation as a director or officer, or in similar capacity, of another entity, if:

  (a)
  such individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which such individual acted as director or officer, or in a similar capacity, at the request of the Corporation; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that his conduct was lawful.

        The Corporation shall advance moneys to a director, officer or other individual for the costs, charges and expenses of any proceeding referred to in this section 6.04 of this by-law. The individual shall repay the moneys to the Corporation if the individual does not fulfill the relevant conditions specified in the Act. The Corporation shall also indemnify such individual in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

Section 6.05    Limitation of Liability

        So long as he acted honestly and in good faith with a view to the best interests of the Corporation, no individual referred to in section 6.04 of this by-law (including to the extent it is then applicable, any employees referred to therein) shall be liable for any damage, loss, cost or liability sustained or incurred by the Corporation or any other entity, except where specifically required by the Act.

Section 6.06    Insurance

        Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any individual referred to in section 6.04 of this by-law.

Section 6.07    Approval

        The directors may submit any contract or transaction for authorization, approval, ratification or confirmation at any meeting of shareholders and, subject to the Act, any such contract or transaction that is authorized, approved, ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the articles or any other by-law of the Corporation) shall be as valid and as binding upon the Corporation and upon all of the shareholders of the Corporation as though such contract or transaction had been authorized, approved, ratified or confirmed by each and every shareholder of the Corporation.

ARTICLE SEVEN
SHARES

Section 7.01    Issue

        Subject to the articles of the Corporation, the directors may issue all or from time to time any shares which the Corporation is then authorized to issue to such persons and for such consideration as the directors shall determine. No share of the Corporation shall be issued until the Corporation has received the requisite consideration for such share in compliance with the Act.

Section 7.02    Commissions

        From time to time the directors may authorize the Corporation to pay a reasonable commission to any person in consideration of the purchase, or agreement to purchase, shares of the Corporation from the Corporation or from any other person or in consideration of the procurement or agreement to procure purchasers for any such shares.

Section 7.03    Share Certificates

        Every shareholder of the Corporation is entitled to a share certificate that complies with the Act and states the number, class and series, if any, designation, of shares of the Corporation held by such shareholder as appears on the records of the Corporation or a non-transferable written acknowledgement of the right thereof to obtain such a share certificate. However, the Corporation is not bound to issue more than one share certificate or acknowledgement in respect of shares of the Corporation held jointly by several persons and delivery of such share certificate or acknowledgement to one of such persons is sufficient delivery to all of them. Share certificates and acknowledgements shall be in such form as the directors shall approve from time to time and, unless otherwise ordered by the directors, shall be signed in accordance with section 2.04 of this by-law and need not be under the corporate seal of the Corporation. However, share certificates representing shares of the Corporation in respect of which a transfer agent has been appointed shall be signed in accordance with the Act by or on behalf of such transfer agent and other share certificates shall be signed in accordance with the Act by at least one signing officer. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that such person has ceased to be a director or an officer, as the case may be, of the Corporation and shall be as valid as if such person were still a director or an officer, as the case may be, of the Corporation at the date of issue.

Section 7.04    Replacement of Share Certificates

        The directors, or if designated by the directors, the secretary of the Corporation, may prescribe either generally or in a particular case the conditions, in addition to those provided in the Act, upon which a new share certificate may be issued in place of any share certificate which is claimed to have been lost, destroyed or wrongfully taken, or which has become defaced.

Section 7.05    Transfer Agent

        From time to time the directors may appoint or remove a transfer agent to keep the securities register and the register of transfers, one or more persons or agents to keep branch registers, and a registrar to maintain a record, of issued security certificates and warrants of the Corporation. Subject to the Act, one person may be appointed for purposes of the foregoing in respect of all securities and warrants of the Corporation or in respect of any class or series thereof. In the event of any such appointment in respect of shares (or shares of any class or any series) of the Corporation, all share certificates issued by the Corporation in respect of such shares (or the shares of such class or series) of the Corporation shall be countersigned by or on behalf of one of the transfer agents or branch transfer agents and by or on behalf of one of the registrars or branch registrars, if any.

Section 7.06    Securities Registers

        The securities register and the register of transfers of the Corporation shall be kept at the registered office of the Corporation or at such other office or place in Canada as may from time to time be designated by the directors and a branch register or branch register of transfers may be kept at such office or offices of the Corporation or other place or places, either within or outside Canada, as may from time to time be designated by the directors. Such register or registers shall comply with the Act.

Section 7.07    Registration of Transfer

        No transfer of any shares of the Corporation need be recorded in the register of transfers except upon presentation of the share certificate representing such shares endorsed by the appropriate person in accordance with the Act, together with reasonable assurance that the endorsement is genuine and effective, and upon compliance with such restrictions on transfer, if any, as are contained in the articles of the Corporation.

Section 7.08    Dealings with Registered Shareholder

        Subject to the Act, the Corporation may treat the registered owner of a share of the Corporation as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of such share and otherwise to exercise all of the rights and powers of the holder of such share. The Corporation may, however, and where required by the Act shall, treat as the registered shareholder any executor, administrator, heir, legal representative, guardian, committee, trustee, curator, tutor, liquidator or trustee in bankruptcy who furnishes appropriate evidence to the Corporation establishing his authority to exercise the rights relating to a share of the Corporation.

ARTICLE EIGHT
DIVIDENDS AND RIGHTS

Section 8.01    Dividends

        Subject to the Act and the articles of the Corporation, the directors may from time to time declare dividends payable to the shareholders of the Corporation according to their rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire any such shares. The directors shall determine the value of any such property, shares, options or rights and such determination shall be conclusive evidence of the value thereof.

Section 8.02    Dividend Cheques

        A dividend payable to any shareholder of the Corporation in money may be paid by cheque payable to, or to the order of, the shareholder and shall be mailed to the shareholder by prepaid mail addressed to the recorded address thereof unless such shareholder otherwise directs the Corporation in writing. In the case of joint shareholders the cheque shall be made payable to, or to the order of, all of them, unless such joint shareholders otherwise direct the Corporation in writing. The mailing of a cheque as aforesaid, unless not paid on presentation, shall discharge the liability of the Corporation for the dividend to the extent of the amount of the cheque plus the amount of any tax thereon which the Corporation has properly withheld. If any dividend cheque so sent is not received by the payee thereof, the Corporation shall issue to such payee a replacement cheque for a like amount on such reasonable terms as to indemnity, reimbursement of expenses and evidence of non-receipt and title as the directors or any person designated by the directors may require.

Section 8.03    Record Date for Dividends and Rights

        The directors may fix in advance a date, preceding by not more than 60 days the date for the payment of any dividend or the making of any distribution or for the issue of any warrant or other evidence of a right to acquire securities of the Corporation, as the record date for the determination of the persons entitled to receive payment of such dividend or distribution or to receive such right. In every such case only the persons who are holders of record of the applicable shares at the close of business on the date so fixed shall be entitled to receive payment of such dividend or distribution or to receive such right. Notice of any such record date fixed by the directors shall be given as and when required by the Act. Where no such record date is fixed by the directors, the record date for the determination of the persons entitled to receive payment of such dividend or distribution or to receive such right shall be the close of business on the day on which the directors pass the resolution relating thereto.

ARTICLE NINE
MEETINGS OF SHAREHOLDERS

Section 9.01    Annual Meeting

        The annual meeting of the shareholders of the Corporation shall be held on such day and at such time as the directors may, subject to the Act, determine from time to time for the purpose of transacting such business as may properly be brought before the meeting.

Section 9.02    Special Meeting

        From time to time the directors may call a special meeting of the shareholders of the Corporation to be held on such day, at such time and for such purpose as the directors may determine. Any special meeting of the shareholders of the Corporation may be held concurrent with an annual meeting of the shareholders of the Corporation.

Section 9.03    Place of Meetings

        Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is located, or at such other place within Canada as the directors may determine from time to time.

Section 9.04    Record Date

        The directors may fix in advance a record date, preceding the date of any meeting of the shareholders of the Corporation by not more than 60 days nor less than 21 days, for the determination of the shareholders of the Corporation entitled to notice of the meeting, and where no such record date for notice of the meeting is fixed by the directors, the record date for notice of the meeting shall be the close of business on the day immediately preceding the day on which notice of the meeting is given. Notice of any such record date fixed by the directors shall be given as and when required by the Act.

Section 9.05    Shareholder List

        For each meeting of shareholders of the Corporation there shall be prepared an alphabetical list of the shareholders entitled to receive notice of the meeting showing the number of shares entitled to be voted at the meeting and held by each such shareholder. The list shall be prepared, if a record date for such notice is fixed by the directors, not later than 10 days thereafter, if no record date for such meeting is fixed by the directors, at the close of business on the day immediately preceding the day on which notice of the meeting is given, and if no notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder of the Corporation prior to the meeting during usual business hours at the registered office of the Corporation or at the place where the securities register is kept, and at the meeting. Where a separate list is not prepared, the names of the shareholders of the Corporation entitled to receive notice of the meeting and the number of shares of the Corporation entitled to be voted thereat and held by each shareholder of the Corporation as appears in the securities register of the Corporation at the requisite time (excluding shares not entitled to be voted at the meeting), shall constitute the list prepared in accordance with this section 9.05.

Section 9.06    Notice

        Notice in writing of the time, place and purpose for holding each meeting of the shareholders of the Corporation shall be sent not less than 21 days, and not more than 60 days, before the date on which the meeting is to be held, to each director, the auditor, if any, of the Corporation and each person who on the record date for notice of the meeting appears in the securities register of the Corporation as the holder of one or more shares of the Corporation carrying the right to vote at the meeting or as the holder of one or more shares of the Corporation the holders of which are otherwise entitled to receive notice of the meeting. Notice of a meeting of the shareholders of the Corporation shall state or be accompanied by a statement of the nature of all special business to be transacted at the meeting in sufficient detail to permit the shareholder to form a reasoned judgment thereon, as well as the text of any special resolution or by-law to be submitted to the meeting. Reference is made to article 10 of this by-law.

Section 9.07    Proxy and Management Information Circular

        The secretary or another officer of the Corporation shall, concurrent with sending, or causing to be sent, notice of a meeting of shareholders, (a) send, or cause to be sent, a form of proxy and management information circular in accordance with the Act to each shareholder who is entitled to receive notice of, and is entitled to vote at, the meeting, (b) send, or cause to be sent, such management information circular to any other shareholder who is entitled to receive notice of the meeting, to any director who is not a shareholder entitled thereto and to the auditor, if any, of the Corporation, and (c) file, or cause to be filed, with any regulatory agency and all other agencies entitled thereto a copy of all documents sent to shareholders of the Corporation in connection with the meeting.

Section 9.08    Financial Statements

        Not less than 21 days before each annual meeting of the shareholders of the Corporation or before the signing of a resolution in writing in lieu thereof, the secretary or another officer of the Corporation shall send, or cause to be sent, a copy of the annual financial statements and the auditors' report, if any, thereon required by the Act to be placed before the annual meeting to each shareholder of the Corporation who has not informed the Corporation in writing that such shareholder does not wish to receive such documents. The secretary or another officer of the Corporation shall file, or cause to be filed, a copy of the annual financial statements of the Corporation with any regulatory agency and all other agencies entitled thereto as and when required.

Section 9.09    Shareholder Proposal

        Any shareholder of the Corporation entitled to vote at a meeting of shareholders may submit to the Corporation notice of any proposal that such shareholder wishes to raise at the meeting and may discuss at the meeting any matter in respect of which such shareholder would have been entitled under the Act to submit a proposal. Where so required by the Act, the management information circular prepared in respect of the meeting shall set out or be accompanied by such proposal.

Section 9.10    Persons Entitled to be Present

        The only persons entitled to attend a meeting of the shareholders of the Corporation shall be those persons entitled to notice thereof, those entitled to vote thereat and others who although not entitled to notice thereof are entitled or required under the Act or the by-laws of the Corporation to be present at the meeting. Any other person may be admitted to a meeting of the shareholders of the Corporation only on the invitation of, or with the consent of, the chairman of the meeting.

Section 9.11    Chairman, Secretary and Scrutineer

        The chairman of the board or, in his absence, any of the co-chairmen of the board, or, in their absence, the managing director or, in his absence, the president or, in the absence of all of them or in the event the directors otherwise so determine, such individual as is designated by the directors, shall be the chairman of any meeting of shareholders. If no such individual is present within 15 minutes after the time fixed for the holding of the meeting, the persons present and entitled to vote thereat shall choose one of them to be the chairman of the meeting. The secretary or another officer of the Corporation may act as secretary of the meeting. The chairman of the meeting may appoint an individual, who need not be a shareholder or officer of the Corporation, to act as secretary of the meeting. One or more scrutineers, who need not be a shareholder of the Corporation, may be appointed by the chairman of the meeting or by a resolution of the shareholders to act as scrutineer of the meeting.

Section 9.12    Quorum

        The quorum for the transaction of business at any meeting of the shareholders shall be two persons present at the opening of the meeting who are entitled to vote thereat either as shareholders or as proxy holders and holding or representing more than ten per cent of the outstanding shares of the Corporation entitling the holders thereof to vote at such meeting. If a quorum is not present within such reasonable time (determined by the chairman of the meeting) after the time fixed for the holding of the meeting, the persons present and entitled to vote thereat may adjourn the meeting to a fixed time and place.

Section 9.13    Persons Entitled to Vote

        Without prejudice to any other right to vote, every shareholder of the Corporation recorded on the shareholder list prepared in accordance with section 9.05 of this by-law is entitled, at the meeting to which the list relates, to vote the shares of the Corporation shown thereon opposite the name of such shareholder. Where two or more persons hold a share or the same shares jointly, any one of them present or represented by proxy may, in the absence of the others, vote such share or shares but, if more than one of such persons is present or represented and vote, they shall vote such share or shares together as one or not vote such shares at all.

Section 9.14    Proxies

        Shareholders of the Corporation shall be entitled to vote in person or, if the shareholder is a body corporate, association or other unincorporated entity, by a representative authorized by a resolution of the directors of such body corporate, association or other unincorporated entity. Every shareholder of the Corporation, including a shareholder that is a body corporate, association or other unincorporated entity, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or alternate proxyholder, who need not be a shareholder of the Corporation, as the nominee thereof to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. Signatures on instruments of proxy need not be witnessed and may be printed, lithographed or otherwise reproduced thereon. The chairman of any meeting of shareholders shall determine the authenticity of all signatures on instruments of proxy, which determination shall be final and conclusive. The chairman of any meeting of shareholders, including any adjournment thereof, may also in his discretion, unless otherwise determined by resolution of the directors, accept any telecopied, telegraphed, telexed, cabled or e-mailed proxy or other communication as to the authority of anyone claiming to vote on behalf of, or to represent, a shareholder of the Corporation notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation and any votes cast in accordance with such telecopied, telegraphed, telexed, cabled or e-mailed proxy or other communication accepted by the chairman shall be valid and any votes cast in accordance therewith shall be counted. An instrument of proxy may be signed and delivered in blank and filled in afterwards by the chairman of the board, the president, the secretary or any assistant-secretary of the Corporation or by any other person designated by the directors. It shall not be necessary for an instrument of proxy to be dated or to have inserted therein the number of shares of the Corporation owned by the appointor thereunder. The directors may, at the expense of the Corporation, send out an instrument of proxy in which certain directors or officers of the Corporation or other persons are named, which may be accompanied by stamped envelopes for the return of such instruments of proxy, even if the directors so named vote the proxies in favour of their own election as directors. The directors may specify in the notice calling a meeting of the shareholders of the Corporation a time, not exceeding 48 hours (excluding Saturdays and holidays) preceding the time fixed for the meeting or any adjournment thereof, before which proxies must be deposited with the Corporation or an agent thereof. Unless otherwise determined by the chairman of the meeting, an instrument of proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been received by the secretary or another officer of the Corporation or the chairman of the meeting or any adjournment thereof before the time of voting on the particular matter. An instrument of proxy shall cease to be valid one year from the date thereof.

Section 9.15    Revocation of Proxies

        In addition to revocation in any other manner permitted by law, an instrument of proxy may be revoked by an instrument in writing signed in the same manner as an instrument of proxy may be signed and deposited either at the registered office of the Corporation at any time up to and including the last day (excluding Saturdays and holidays) preceding the date of the meeting of shareholders or any adjournment thereof at which the instrument of proxy is to be used or with the chairman of such meeting or any adjournment thereof before the time of voting on the particular matter.

Section 9.16    Voting

        At each meeting of the shareholders of the Corporation every matter proposed for consideration by the shareholders of the Corporation shall be decided by a majority of the votes cast thereon, unless otherwise required by the Act, the articles or by-laws of the Corporation. In case of an equality of votes, the chairman of the meeting shall not be entitled to a casting vote. Every matter submitted to a meeting of shareholders may be decided either by a show of hands or by ballot.

Section 9.17    Show of Hands

        At each meeting of shareholders voting shall be by a show of hands unless a ballot is required by the Act or is required or demanded as hereinafter provided. Upon a show of hands every person present and entitled to vote on the motion shall have one vote. Whenever a vote by show of hands has been taken upon a matter, unless a ballot thereon is so required or demanded and such requirement or demand is not withdrawn, a declaration by the chairman of the meeting that the vote upon the matter was carried or carried by a particular majority or not carried or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be prima facie evidence of the result of the vote without proof of the number or percentage of votes cast for or against the matter.

Section 9.18    Ballots

        On any matter proposed for consideration at a meeting of shareholders a ballot may be required by the chairman of the meeting or demanded by any person present and entitled to vote thereon, either before any vote by show of hands or after any vote by show of hands and prior to the declaration of the result of the vote by show of hands by the chairman of the meeting. If a ballot is so required or demanded and such requirement or demand is not withdrawn, a ballot upon the matter shall be taken in such manner as the chairman of the meeting shall direct. Subject to the articles of the Corporation, upon a ballot each person present shall be entitled to the number of votes specified in the articles of the Corporation in respect of each share of the Corporation which such person is entitled to vote at the meeting on the particular matter.

Section 9.19    Termination, Adjournment and Postponement

        The chairman of a meeting of shareholders may terminate the meeting following the conclusion of all business which may properly come before the meeting. A meeting of shareholders may be adjourned only upon the affirmative vote of a majority of the votes cast in respect of the shares present or represented in person or by proxy at the meeting. Any business may be brought before or dealt with at any adjourned meeting which may have been brought up or dealt with at the original meeting. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days, it is not necessary to give notice of the resumption of the meeting if the time and place for resuming the meeting are announced at the meeting which is adjourned. The directors may postpone any meeting of shareholders previously called by the directors. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the resumption of the meeting shall be given in accordance with the Act.

Section 9.20    Procedure at Meetings

        The chairman of any meeting of shareholders shall determine the procedure thereat in all respects and his decision on all matters or things, including but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instrument of proxy or ballot, shall be conclusive and binding upon all of the shareholders of the Corporation, except as otherwise specifically provided in the by-laws of the Corporation.

Section 9.21    One-Shareholder Meeting

        Where all of the outstanding shares of any class or series of shares of the Corporation are held by one shareholder, that shareholder present in person or by proxyholder or by authorized representative shall constitute a meeting of the holders of that class or series of shares of the Corporation.

Section 9.22    Meetings by Telephonic, Electronic or Other Communication Facility

        Meetings of shareholders may be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting if so determined by the directors or by the shareholders who called the particular meeting of shareholders. Any person entitled to attend a meeting of shareholders may participate in such a meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other if the Corporation makes available such a communication facility and any person participating in a meeting by such means shall be deemed to be present at the meeting. Any vote at such a meeting may, but is not required to, be held entirely by means of a telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

Section 9.23    Signed Resolutions

        Subject to the Act, a resolution in writing signed by all of the shareholders of the Corporation entitled to vote thereon at a meeting of shareholders is as valid as if passed at a meeting and a resolution in writing dealing with all of the matters required by the Act to be dealt with at a meeting of shareholders and signed by all of the shareholders of the Corporation entitled to vote thereat satisfies all of the requirements of the Act relating to that meeting. Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.

ARTICLE TEN
NOTICES

Section 10.01    Notices to Shareholders and Directors

        Any notice or document required or permitted to be sent by the Corporation to a director or shareholder of the Corporation may be mailed by prepaid mail in a sealed or unsealed envelope addressed to, or may be delivered personally to, such person at the last address thereof recorded in the records of the Corporation, or may be sent by any other manner permitted under the Act. If so mailed, the notice or document shall be deemed to have been received by the addressee on the fifth day after mailing, if notices or documents so mailed to a shareholder are returned on two consecutive occasions because such shareholder cannot be found, the Corporation need not send, or cause to be sent, any further notices or documents to such shareholder until such shareholder informs the Corporation in writing of the new address. If the address of any shareholder of the Corporation does not appear in the records of the Corporation, then any notice or document may be mailed to such address as the person sending the notice or document may consider to be the most likely address at which such notice or document will promptly reach such shareholder.

Section 10.02    Notices to Others

        Any notice or document required or permitted to be sent by the Corporation to any person other than a director or shareholder of the Corporation may be delivered personally to such person, addressed to such person and delivered to the last address thereof recorded in the records of the Corporation, mailed by prepaid mail in a sealed or unsealed envelope addressed to such person at the address thereof recorded in the records of the Corporation, or addressed to such person and sent to the last address thereof recorded in the records of the Corporation by telecopier, telegram, telex, cable, e-mail or any other means of legible communication then in business use in Canada. A notice or document so mailed or sent shall be deemed to have been received by the addressee when deposited in a post office or public letter box, if mailed, or when transmitted by the Corporation on its equipment or delivered to the appropriate communication agency or its representative for dispatch, as the case may be, if sent by telecopier, telegram, telex, cable, e-mail or other means of legible communication.

Section 10.03    Changes in Recorded Address

        The secretary or any other officer of the Corporation may change the address recorded in the records of the Corporation of any person in accordance with any information such person believes to be reliable.

Section 10.04    Computation of Days

        In computing any period of days under the by-laws of the Corporation or the Act, the period shall be deemed to commence on the day following the event that begins the period and shall be deemed to end at midnight on the last day of the period except that if the last day of the period falls on a Saturday or a holiday, the period shall end at midnight of the first day next following such day that is not a Saturday or a holiday.

Section 10.05    Omissions and Errors

        The accidental omission to give any notice to any person, or the non-receipt of any notice by any person or any immaterial error in any notice, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

Section 10.06    Unregistered Shareholders

        Subject to the Act, every person who becomes entitled to any security of the Corporation shall be bound by every notice in respect of such security which was given to any previous holder thereof prior to the name and address of such person being entered on the securities register of the Corporation.

Section 10.07    Waiver of Notice

        Any person entitled to attend a meeting of shareholders or a meeting of the directors or a committee thereof may in any manner and at any time waive notice thereof, and attendance of any shareholder or the proxyholder or authorized representative thereof or of any other person at any meeting is a waiver of notice thereof by such shareholder or other person except where the attendance is for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. In addition, where any notice or document is required to be given under the articles or by-laws of the Corporation or the Act, the notice may be waived or the time for sending the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto. Any meeting may be held without notice or on shorter notice than that provided for in the by-laws of the Corporation if all persons not receiving the notice to which they are entitled waive notice of or accept short notice of the holding of such meeting.

ARTICLE ELEVEN
DIVISIONS

Section 11.01    Authority to Create Divisions

        The directors may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions based upon character or type of operation, geographical territory, product, method of distribution, type of product or products manufactured or distributed or upon such other basis of division as the directors may determine from time to time. In particular, the directors may authorize:

  (a)
  the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions or sub-units; and

  (b)
  the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation.

Section 11.02    Designation and Appointment of Divisional Officers

        The directors may, by resolution, designate and appoint divisional officers assigned to a particular division or a sub-unit of that division provided that any such divisional officer shall not, as such, be an officer of the Corporation. Such appointed divisional officers shall be subject to removal by resolution of the directors at any time with or without cause, without prejudice to the rights of such person under any employment contract or in law. For certainty, the removal of a divisional officer from his position as a divisional officer shall not of itself constitute a termination of the employment of that person with the Corporation.

Section 11.03    Duties and Authority of Divisional Officers

        The duties, responsibilities, limitations and remuneration of each divisional officer shall be such as are determined from time to time by the directors or by the person or persons or committee or committees designated by the directors as having responsibility for the division to which such divisional officer has been appointed. The authority of each such divisional officer shall, however, be limited to acts and transactions relating only to the business and operations which such division is authorized to transact and perform, provided, however, that if the same person is also an officer of the Corporation, the foregoing shall not limit the authority of such person in his capacity as an officer of the Corporation.

ARTICLE TWELVE
EFFECTIVE DATE

Section 12.01    Effective Date

        This by-law shall come into force on the date of the resolution of the directors making this by-law a by-law of the Corporation.

Section 12.02    Repeal

        All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operations of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the directors or a committee of the directors with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

SCHEDULE B

IAMGOLD CORPORATION
ALIGNMENT WITH TSX CORPORATE GOVERNANCE GUIDELINES

        The following table indicates how the corporate governance practices of IAMGold Corporation align with the TSX Corporate Governance Guidelines:

TSX Corporate Governance Guideline	Does IAMGold Align?	Comments
The board of directors should explicitly assume responsibility for the stewardship of IAMGold and, as part of the overall stewardship responsibility, should assume responsibility for the following matters:
Adoption of a strategic planning process;	Yes
Management is responsible for developing the corporate strategy and making recommendations as to the implementation thereof. The board of directors of IAMGold (the "Board") is responsible for reviewing and approving such strategy, on a regular basis, and monitoring the success of management at implementing the strategy that is approved by the Board.
The identification of the principal risks of the business of IAMGold and ensuring the implementation of appropriate systems to manage these risks;	Yes
Inherent in the supervision by the Board of the strategic planning process and the regular review by the Board of the operating performance of IAMGold is the identification and understanding of the principal risks of the business of IAMGold and the oversight of the implementation by management of systems to manage those risks.
Succession planning, including appointing, training and monitoring senior management;	Yes
The compensation committee evaluates senior management of IAMGold on an ongoing basis and reports to the Board when necessary. The compensation committee reviews, and where appropriate, provides recommendations to the Board on the appointment of officers and succession plans for officers.
A communications policy for IAMGold;	Yes
Information regarding IAMGold is available to shareholders via the Internet, e-mail, mail, facsimile and telephone. IAMGold maintains an active investor relations program and all shareholder and investment community inquiries are directed to the Investor Relations Department which is under the supervision of the Vice President, Investor Relations. Inquiries are responded to promptly, with full participation of the appropriate members of management of IAMGold. The communication policy addresses the interaction of IAMGold with analysts, shareholders and the public and is designed to avoid selective disclosure. The policy is reviewed annually by the directors.
The integrity of the internal control and management information systems of IAMGold.	Yes
Management is primarily responsible for the maintenance of internal controls and management information systems. The audit committee monitors internal controls on a regular basis. The audit committee reviews all financial statements of IAMGold prior to release and receives detailed financial information quarterly or more often, if required.

The Board should be constituted with a majority of individuals who qualify as unrelated directors. An unrelated director is a director who is independent of management and is free from any interest and any business or other relationship that could, or could reasonably be perceived to, materially interfere with the ability of the director to act with a view to the best interest of IAMGold, other than interests arising from shareholding.	Yes
At December 31, 2004 the Board was comprised of eight members and the Board has concluded that, of the eight directors, six (or 75%) were unrelated. Accordingly, as of December 31, 2004 the Board was comprised of six unrelated directors and two related directors.
The Board is required to disclose on an annual basis the analysis of the application of the principles supporting the conclusion in the item above.	Yes
Mr. Pugliese, Chairman, and Mr. Conway, President and Chief Executive Officer, were the only members of the Board who were not unrelated directors as of December 31, 2004. All other directors were considered to be independent of management and free of any interest or business relationship that may interfere with their judgment. No shareholder of IAMGold has the ability to exercise a majority of the votes for the election of the Board.

The Board should appoint a committee of directors composed exclusively of outside, i.e. non-management directors, and a majority of whom are unrelated directors with the responsibility for proposing to the full Board new nominees to the Board and for assessing directors on an ongoing basis.	No
The corporate governance committee is responsible for assessing directors, both individually and as a board, on an ongoing basis. A nominating committee consisting of four members of the corporate governance committee is responsible for proposing new nominees to the Board. The nominating committee consists of three outside directors and the Chairman of the Board.

The Board should implement a process to be carried out by the nominating committee or other appropriate committee for assessing the effectiveness of the Board as a whole, the committees of the Board and the contribution of individual directors.	Yes
The corporate governance committee is responsible for formally assessing the effectiveness of the Board as a whole, the committees of the Board and the contribution of individual directors on an annual basis.
The corporation, as an integral element of the process for appointing new directors, should provide an orientation and education program for new recruits to the Board.	Yes	The corporate governance committee is responsible for recommending an appropriate orientation and education program for new members of the Board.

The Board should examine its size and, with a view to determining the impact of the number upon effectiveness, undertake where appropriate, a program to reduce the number of directors to a number which facilitates more effective decision-making.	Yes
Assessment of the composition of the Board and of the effectiveness of the Board is the responsibility of the corporate governance committee. The Board, in conjunction with the corporate governance committee, has concluded that the number of members of the Board was, and the proposed number of members of the Board is, appropriate. The skills, backgrounds and attitudes of the members of the Board allow for diverse representation.
The Board should review the adequacy and form of the compensation of directors and ensure the compensation realistically reflects the responsibilities and risk involved in being an effective director.	Yes	The Board, through the compensation committee, periodically reviews the adequacy and form of compensation of members of the Board.

2

Committees of the Board should generally be composed of outside directors, a majority of whom are unrelated directors, although some committees of the Board, such as the executive committee, may include one or more inside directors.	Yes
The compensation committee has three members, all being unrelated directors. The audit committee has three members, with all three being unrelated, outside directors. The corporate governance committee has four members. Three of the four are outside and unrelated directors and one of the four is related.
The Board should expressly assume responsibility for, or assign to a committee of the Board, the general responsibility for developing the approach of IAMGold to governance issues.	Yes	The corporate governance committee is responsible for overseeing and making recommendations to the Board on developing the approach of IAMGold to corporate governance issues.
The Board, together with the CEO, should develop position descriptions for the Board and for the CEO, involving the definition of limits to management's responsibilities.
The Board.	Yes
The Board operates pursuant to the mandate set out in the Canada Business Corporations Act, which is to supervise the management of the business and affairs of IAMGold. The Board also seeks to act with a view to the best interests of IAMGold.
The Chief Executive Officer.	Yes	Subject to the authority of the Board, the Chief Executive Officer has the mandate to generally supervise the business and affairs of IAMGold.
The Board should approve or develop the corporate objectives that the CEO is responsible for meeting.	Yes
The Board, at regular meetings, assesses the performance of management of IAMGold, including the Chief Executive Officer. Management develops corporate objectives which are approved by the Board. Management of IAMGold clearly understands that all transactions or matters of a material nature must be presented by management to the Board for approval.
The Board should have in place appropriate structures and procedures to ensure that the Board can function independently of management.	Yes
The Board has functioned, and is of the opinion that it can continue to function, independently as required. When necessary or desirable, the Board will establish committees composed of members who are considered to be independent with respect to the issue to be determined. At most meetings of directors, a portion of the meeting takes place without management present.
The roles and responsibilities of the audit committee should be specifically defined so as to provide appropriate guidance to the members of the audit committee as to their duties.	Yes
The audit committee meets regularly with management as well as the external auditors to discuss internal controls over the financial reporting process, auditing matters and financial reporting issues. The audit committee reviews and recommends for approval to the Board the annual audited financial statements of IAMGold. The audit committee also considers, for review by the Board and approval by the shareholders of IAMGold, the engagement or reappointment of the external auditors of IAMGold. The audit committee also reviews the quarterly unaudited financial statements of IAMGold. The audit committee regularly meets with auditors without management present.
The audit committee of the Board should be composed only of outside directors.	Yes	All of the members of the audit committee are outside unrelated directors.

3

The Board should implement a system that enables an individual director to engage an outside advisor at the expense of IAMGold.	Yes
Individual members of the Board may engage outside advisors when necessary. The corporate governance committee is responsible for determining whether an individual member of the Board may retain an outside advisor at the expense of IAMGold.

4

QuickLinks

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
MANAGEMENT INFORMATION CIRCULAR
GENERAL PROXY INFORMATION
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
BUSINESS OF THE MEETING
STATEMENT OF EXECUTIVE COMPENSATION
STATEMENT OF CORPORATE GOVERNANCE PRACTICES
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
ADDITIONAL INFORMATION
APPROVAL
SCHEDULE A
APPENDIX 1 TO SCHEDULE A BY-LAW NUMBER ONE
SCHEDULE B